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                 Stradley, Ronon, Stevens & Young, LLP

                         2600 One Commerce Square
                   Philadelphia, Pennsylvania 19103-7098
                              (215) 564-8000


 Direct Dial: (215) 564-8074


                           January 15, 1998

The Rightime Fund, Inc.
218 Glenside Avenue
Wyncote, PA  19095-1594

          Re:     The Rightime Fund, Inc.

Gentlemen:

          We have examined the Articles of Incorporation of The Rightime Fund, Inc. (the "Fund"), a series corporation organized under Maryland law, the By-Laws of the Fund, the resolutions adopted by the Fund's Board of Directors organizing the business of the Fund, and its proposed form of Share Certificates, all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

          The Fund is authorized by the Articles of Incorporation to issue one hundred million (100,000,000) shares of common stock at a par value of $.01. In addition to its Rightime Fund shares, the Fund issues shares of The Rightime Fund Series, the Rightime Government Securities Series, the Rightime Blue Chip Fund Series, The Rightime Growth Fund Series, The Rightime Social Awareness Fund Series, and The Rightime Mid-Cap Series. The Articles of Incorporation also empower the Board to designate any additional series or classes and allocate shares to such series or classes.

          The Fund has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement registered an indefinite number of shares of the Fund pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have advised us that each year hereafter the Fund will timely file a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

          You have also informed us that the shares of the Fund will be sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with
Section 5(b) of the Securities Act.

          Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting corporation under the laws of the State of Maryland, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Directors pursuant to the Articles of Incorporation, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles of Incorporation and the laws of the State of Maryland.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Fund, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Prospectus of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                         Very truly yours,

                         STRADLEY, RONON, STEVENS & YOUNG, LLP



                     /s/ BY:  Steven M. Felsenstein
                              --------------------------------
                              Steven M. Felsenstein, a partner

SMF/nlk










The Rightime Fund, Inc.
January 15, 1998
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